                                      DRAFT

                                [MMF LETTERHEAD]



                              _______________, 2003


Board of Directors
Clifton Savings Bancorp, Inc.
1433 Van Houten Avenue
Clifton, New Jersey  07015

     RE:  REGISTRATION STATEMENT ON FORM S-1

GENTLEMEN:

     We have acted as special counsel for Clifton Savings Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Registration Statement") initially filed on __________, 2003, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

     The Registration Statement relates to the proposed issuance by the Company of (i) up to __________ shares ("Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock") in a subscription offering, a community offering and a syndicated community offering (the "Offerings") pursuant to the Plan of Conversion adopted by Clifton Savings Bank, S.L.A. (the "Savings Bank") and the Company.

     In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) The Company's certificate of incorporation filed with the Delaware Secretary of State on March 12, 2003 (the "Certificate of Incorporation"); (ii) the Company's Bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Conversion; (vi) the trust agreement for the Savings Bank's employee stock ownership plan ("ESOP") and the form of loan agreement between the Company and the ESOP; and (vii) the form of stock certificate approved by the Board of Directors of the Company to represent shares of Common Stock. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.


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Board of Directors
Clifton Savings Bancorp, Inc.
___________________, 2003
Page 2


     In our examination, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

     Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the corporate law of the State of Delaware. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

     For purposes of this opinion, we have assumed that, prior to the issuance of any shares the Registration Statement, as finally amended, will have become effective under the Act.

     Based upon and subject to the foregoing, it is our opinion that upon the due adoption by the Board of Directors of the Company (or authorized committee thereof) of a resolution fixing the number of shares of Common Stock to be sold in the Offerings, the Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     The following provisions of the Company's Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the validly issued, fully paid and nonassessable status of the Common Stock:

     1. Subsections C.3 and C.6 of Article Fourth and Section D of Article Eighth, which grant the Board the authority to construe and apply the provisions of those Articles, subsection C.4 OF Article Fourth, to the extent that subsection obligates any person to provide to the Board the information such subsection authorizes the Board to demand, and the provision of Subsection C.7 of Article Eighth empowering the Board to determine the Fair Market Value of property offered or paid for the Company's stock by an Interested Stockholder, in each case

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Board of Directors
Clifton Savings Bancorp, Inc.
___________________, 2003
Page 3


          to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and
     2. Article Ninth, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the Savings Bank's Application on Form AC (the "Form AC") to the Office of Thrift Supervision and to the New Jersey Department of Banking and Insurance and to the reference to our firm under the heading "Legal and Tax Opinions" in the prospectus which is part of the Registration Statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Conversion that is filed pursuant to Rule 462(B) of the Act, and to the reference to our firm in the Form Ac. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,



                                             MULDOON MURPHY & FAUCETTE LLP